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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                           STATE
                                                             OF
            COMPANY                                     INCORPORATION

   PMC Investment Corporation                              Florida
   Western Financial Capital Corporation                   Florida
   First Western SBLC, Inc.                                Florida
   PMC Funding Corp.                                       Florida
   PMC Advisers, Ltd.                                      Texas
   PMC Capital Corp. 1996-A                                Delaware
   PMC Asset Management, Inc.                              Texas
   PMC Trust 1996-A                                        Delaware
   PMC Capital Limited Partnership                         Delaware
   Asset Investments Series A, L.L.C.                      Delaware
   First Western Series 1994-1 L.L.C.                      Delaware
   FW 97 L.L.C.                                            Delaware
   PMC Capital, L.P. 1998-1                                Delaware
   PMC Capital Corp. 1998-1                                Delaware
   PMC Capital, L.P. 1999-1                                Delaware
   PMC Capital Corp. 1999-1                                Delaware
   PMC Joint Venture, L.P. 2000                            Delaware
   PMC Joint Venture LLC 2000                              Delaware